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                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE


           HOLLY CORPORATION FILES COUNTERCLAIMS AGAINST FRONTIER OIL
                         FOR BREACH OF MERGER AGREEMENT

Dallas, TX, September 2, 2003 - Holly Corporation (AMEX: HOC) announced today that this morning the company filed an answer and counterclaims against Frontier Oil Corporation (NYSE: FTO) in the lawsuit pending in the Delaware Court of Chancery, which Frontier filed against Holly on August 20, 2003.

In its filing, Holly denied all of the material allegations of Frontier's complaint and made a number of counterclaims against Frontier, including the following:

         o Frontier repudiated and breached the Merger Agreement by, among other things, filing the lawsuit claiming that the Merger Agreement is no longer in existence and failing to take actions required by the Merger Agreement; and

         o the recently filed toxic tort lawsuits against Frontier and several other defendants in California state court on behalf of over 400 plaintiffs, mostly former Beverly Hills High School students, and related contingent and other obligations and liabilities of Frontier, including potential obligations of Frontier to indemnify other defendants in the lawsuits that were not disclosed to Holly before it signed the Merger Agreement, constitute a breach of Frontier's representations and warranties in the Merger Agreement.

Holly consistently has used its reasonable best efforts to comply with all terms of the Merger Agreement, substantially performing all essential terms of the Merger Agreement up to this time, and is confident that this matter will be resolved favorably. The court has set a trial schedule for December 2003 that allows Holly to obtain an expedited resolution of the matter.

A copy of the complete filing is available in the investor relations section of Holly's website at www.hollycorp.com.

Holly, headquartered in Dallas, Texas, operates through its subsidiaries a 60,000 bpd refinery located in Artesia, New Mexico that is being expanded to 75,000 bpd, a 25,000 bpd refinery in Woods Cross, Utah, and a 7,500 bpd refinery in Great Falls, Montana. Holly also owns, leases and/or operates approximately 2,000 miles of crude oil and refined product pipelines in the west Texas and New Mexico region and refined product terminals in several states.

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of


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refined petroleum products in the company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the company, the effectiveness of the company's capital investments and marketing strategies, the company's efficiency in carrying out construction projects, the successful integration of the Woods Cross refinery, the outcome with respect to the litigation with Frontier, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings. The company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:

Stephen J. McDonnell, Vice President and Chief Financial Officer
Holly Corporation
214/871-3555